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                                                                     EXHIBIT 4.2
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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 8, 2001, by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ROCHE HOLDINGS, INC., a Delaware corporation (the "Investor").

                                    RECITALS

         A. The Company, F.Hoffmann-La Roche Ltd and Genentech, Inc. a Delaware corporation ("Genentech"), have this day entered into various development and marketing collaboration and license agreements (collectively, the "Collaboration Agreements") covering the proposed development and commercialization of the Company's anti-cancer drug OSI-774.

         B. In connection with the Collaboration Agreements, the Company, the Investor and Genentech have agreed that the Investor and Genentech will each purchase 462,570 shares of the Company's common stock, $.01 par value, for an aggregate purchase price of $35,000,000 each.

         C. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D, as promulgated thereunder by the U.S. Securities and Exchange Commission.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth here:

                  1.1. "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, except that, with respect to the Investor, Affiliate shall not include Genentech and Laboratory Corporation of America Holdings. For purposes of this definition, the "control" of a company shall mean either the ownership of a majority of the outstanding equity capital of the company or the ownership of (or right to acquire within 60 days) equity capital of the company which would entitle the owner to elect a majority of the board of directors or other governing body of such company.

                  1.2. "Closing" shall have the meaning set forth in Section 3.

                  1.3. "Closing Date" shall have the meaning set forth in
Section 3.


                  1.4. "Common Stock" shall mean the common stock of the Company, $0.01 par value per share.


                  1.5. "Environmental Laws" shall have the meaning set forth in
Section 4.18.

                  1.6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
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                  1.7. "FTC" shall mean the U.S. Federal Trade Commission.


                  1.8. "Genentech Stock Purchase Agreement" shall have the meaning set forth in Section 7.1(e).

                  1.9. "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  1.10. "Intellectual Property" shall have the meaning set forth in Section 4.8.


                  1.11. "Material Adverse Effect" shall mean a material adverse effect on the (i) condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries, taken as a whole;
(ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of the Investor under the terms of this Agreement.

                  1.12. "NASD" shall mean the National Association of Securities Dealers, Inc.

                  1.13. "Nasdaq National Market" shall mean The Nasdaq Stock Market, Inc. National Market.


                  1.14. "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  1.15. "Purchase Price" shall have the meaning set forth in
Section 2.


                  1.16. "Registration Statement" shall have the meaning set forth in Section 9.1(a).


                  1.17. "SEC" shall mean the U.S. Securities and Exchange Commission.


                  1.18. "SEC Documents" shall have the meaning set forth in
Section 4.12.


                  1.19. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.20. "Shares" shall have the meaning set forth in Section 2.


                  1.21. "Suspension" shall have the meaning set forth in Section 9.2(c).

                  1.22. "Suspension Notice" shall have the meaning set forth in
Section 9.2(c).

                  1.23. "Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors.

         2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase from the Company and the Company hereby agrees to sell and issue to the Investor 462,570 shares of Common Stock (the "Shares") for an aggregate purchase price (the "Purchase Price") of $35,000,000 (approximately $75.664 per share).


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         3. Delivery of the Shares at Closing. The closing of the purchase and sale of the Shares (the "Closing") shall occur on the earlier of (a) the fifth day, unless the fifth day falls on a weekend or holiday, in which case it shall be the next business day, after the earlier of (i) receipt of written notice by the Investor, Genentech and the Company of the FTC's approval of the transactions contemplated by this Agreement and the Collaboration Agreements pursuant to the filings made by the Company, F.Hoffmann-La Roche Ltd and Genentech under the Hart-Scott-Rodino Act and (ii) the expiration or termination of all applicable waiting periods, requests for information (any extensions thereof) under the Hart-Scott-Rodino Act for such filings, and (b) the fifth day, unless the fifth day falls on a weekend or holiday, in which case it shall be the next business day, after the joint determination (by written opinion from each party to the other) that filings under the Hart-Scott-Rodino Act are not required (the "Closing Date"). The Closing shall occur at the offices of Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania, or at such other place as the parties shall mutually agree upon. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the Shares, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor, and the Investor shall wire the Purchase Price in immediately available funds to an account designated by the Company.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

                  4.1. Organization. The Company and each of its subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted. Each of the Company and its subsidiaries is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  4.2. Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (a) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (b) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and (c) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares have been duly authorized, and will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and free and clear of all encumbrances and restrictions on transfer, except for restrictions on transfer imposed by this Agreement or by applicable federal or state securities laws.

                  4.3. Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the

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Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other Person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares, other than such as have been made or obtained, and except for any securities filings or notifications required to be made after the Closing under federal or state securities laws.

                  4.4. Capitalization. The authorized capital of the Company consists of 50,000,000 shares of Common Stock, of which approximately 34,561,196 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding. The financial statements of the Company and the related notes contained in the SEC Documents set forth the number of shares of capital stock issuable pursuant to the Company's stock option and stock purchase plans and the number of shares of capital stock issuable and reserved for issuance pursuant to the Company's securities exercisable for, or convertible into or exchangeable for any shares of capital stock. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. With the exception of options and rights to acquire stock pursuant to the Company's stock option and stock purchase plans, certain warrants held by employees of the Company's United Kingdom subsidiary, and rights under the Company's Shareholder Rights Plan, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, except for certain registration rights held by Novartis Pharma AG and the rights granted to Genentech in the Genentech Stock Purchase Agreement, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder of the Company, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. The Company owns the entire equity interest in each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

                  4.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any subsidiary is or may be a party or of which the business or property of the Company or any subsidiary is subject.


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                  4.6. No Violations. Neither the Company nor any subsidiary is in violation of its charter, by-laws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or by which the properties of the Company or any subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.


                  4.7. Governmental Permits, Etc. Each of the Company and its subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

                  4.8. Intellectual Property. The Company and its subsidiaries own or possess sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted except where the failure to currently own or possess would not have a Material Adverse Effect. The Company has taken all commercially reasonable measures to protect its ownership or possession of the Intellectual Property. Neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any infringement of rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect.

                  4.9. Financial Statements. The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles. To the Company's knowledge, there are no material liabilities that are not set forth in the financial statements of the Company and the related notes contained in the SEC Documents, other than liabilities which have incurred in the regular course of business of the Company.

                  4.10. No Material Adverse Change. Since the filing of the Company's most recent Annual Report on Form 10-K, there has not been (a) any material adverse change in the financial condition or earnings of the Company and its subsidiaries considered as one enterprise nor has any material adverse event occurred to the Company or its subsidiaries, (b) any material adverse event affecting the Company, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (e) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained, which has a Material Adverse Effect.


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                  4.11. Nasdaq Compliance. The Company's Common Stock is
registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the NASD is contemplating terminating such registration or listing.

                  4.12. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the twelve months preceding the date of this Agreement. The following documents (the "SEC Documents") complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading:

                         (a) The Company's Annual Report on Form 10-K for the
year ended September 30, 2000, filed with the SEC on December 19, 2000;

                         (b) The Company's Definitive Proxy Statement filed with
the SEC on January 28, 2000, in connection with the 2000 Annual Meeting of Stockholders;

                         (c) The Company's Current Report on Form 8-K filed with
the SEC on November 9, 2000; and

                         (d) All other documents, if any, filed by the Company
with the SEC since September 30, 2000, pursuant to the reporting requirements of the Exchange Act.

                  4.13. Contracts. The contracts described in the SEC Documents or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would have a Material Adverse Effect.

                  4.14. Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

                  4.15. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  4.16. Title to Property. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and its subsidiaries hold any leased, real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.


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                  4.17. No Labor Disputes. No material labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

                  4.18. Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

                  4.19. Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but without limitation, product liability insurance, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  4.20. Disclosure. No representation or warranty made under any Section hereof contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances under which the statements were made, not misleading.

         5. Representations, Warranties and Covenants of the Investor.


                  5.1. Representations and Warranties. The Investor hereby represents and warrants to the Company as follows:


                         (a) Organization and Existence. The Investor is a
corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to purchase the Shares pursuant to this Agreement.

                         (b) Accredited Investor, Investment Decision.

                              (i) The Investor is an "accredited investor" as
defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making investments of the type contemplated by this Agreement

                              (ii) The Investor has requested, received,
reviewed and considered all information it has deemed relevant in making an informed decision to purchase the Shares.

                              (iii) The Investor is acquiring the Shares in the
ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Shares and has no arrangement or understanding with any other Persons regarding the distribution of the Shares.

                              (iv) In connection with its decision to purchase
the Shares, the Investor has relied only upon the SEC Documents and the representations and warranties of the Company contained herein.


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                              (v) The Investor understands that its acquisition
of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed in this Agreement.

                         (c) Due Authorization.

                              (i) The Investor has full right, power, authority
and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                              (ii) This Agreement constitutes a valid and
binding obligation of the Investor enforceable against the Investor in accordance with its terms, except that (1) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, (2) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the indemnification agreements of the Investor herein may be legally unenforceable.

                         (d) NASD. The Investor has no direct or indirect
affiliation or association with any member of the NASD as of the date hereof.

                         (e) Restricted Securities, Legends. The Investor
understands that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that certificates evidencing the Shares may bear one or all of the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred without (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under such Act or qualification under applicable state securities laws; or (ii) such registration or qualification, except for a transfer in compliance with Rule 144 under the Act."

                  If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

Any purchaser of the Shares pursuant to an effective registration statement under the Securities Act will be entitled to receive a certificate bearing no restrictive legend.

                  5.2. Covenants. The Investor hereby covenants with the Company as follows:

                         (a) The Investor will not, directly or indirectly,
offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws. In furtherance thereof, the Investor will not make any disposition of the Shares except (x) pursuant to a

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registration statement under the Securities Act covering such proposed disposition, (y) upon prior notice to the Company and, if reasonably requested by the Company, delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act, or (z) in compliance with Rule 144 under the Securities Act.

                         (b) The Investor acknowledges and agrees that no action
has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

         6. Covenants Pending Closing.

                  6.1. Cooperation.

                         (a) Reasonable Efforts. Subject to the terms and
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary and appropriate to satisfy all conditions of and to consummate the transactions contemplated by this Agreement.

                         (b) Filings. The parties shall cooperate with one
another in the preparation, execution and filing of all documents that are required or permitted to be filed on or before the Closing, including without limitation, filings pursuant to the Hart-Scott-Rodino Act.

                  6.2. Listing. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market.

         7. Conditions to Closing.

                  7.1. Conditions to Purchasers' Obligations at the Closing. The Investor's obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                         (a) Representations and Warranties True; Performance of
Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                         (b) Consents, Permits, and Waivers. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing), including, without limitation, approval by the FTC pursuant to the Hart-Scott Rodino Act.

                         (c) Compliance Certificate. The Company shall have
delivered to the Investor a Compliance Certificate, executed by the Chief Executive Officer or the President of the

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Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 7.1 have been satisfied.

                         (d) Collaboration Agreements. The Collaboration
Agreements shall have been executed and delivered by the Company, F.Hoffmann-La Roche Ltd, and Genentech, and such agreement shall be fully effective.

                         (e) Genentech Stock Purchase Agreement. Closing shall
have occurred (or shall occur simultaneously with the Closing hereunder) under the Stock Purchase Agreement, dated as of January 8, 2001, between the Company and Genentech (the "Genentech Stock Purchase Agreement").

                         (f) Legal Opinion. The Investor shall have received
from Saul Ewing LLP, legal counsel to the Company, an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

                         (g) Proceedings and Documents. All corporate and other
proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  7.2. Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

                         (a) Representations and Warranties True; Performance of
Obligations. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Investor shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                         (b) Consents, Permits, and Waivers. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing), including, without limitation, approval by the FTC pursuant to the Hart-Scott Rodino Act.

                         (c) Collaboration Agreements. The Collaboration
Agreements shall have been executed and delivered by the Company, F.Hoffmann-La Roche Ltd, and Genentech, and such agreement shall be fully effective.

                         (d) Genentech Stock Purchase Agreement. Closing shall
have occurred (or shall occur simultaneously with the Closing hereunder) under the Genentech Stock Purchase Agreement.

                         (e) Proceedings and Documents. All corporate and other
proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         8. Survival of Representations and Warranties. Notwithstanding any investigation made by either party to this Agreement, the representations and warranties made by the Company as of the date hereof in Sections 4.1 (the first sentence only), 4.2, 4.3, 4.6, 4.8, 4.14, 4.18, and 4.20 and the representations and warranties made by the Investor shall survive the Closing indefinitely. All other representations and warranties made by the Company herein shall survive the Closing for a period of two years.

         9. Registration of the Shares; Compliance With the Securities Act.

                  9.1. Registration Procedures and Expenses. The Company shall:

                         (a) subject to receipt of necessary information from
the Investor after prompt request from the Company to the Investor to provide such information, use commercially reasonable efforts to prepare and file with the SEC, as soon as practicable after the Closing, a shelf registration statement (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act through the automated quotation system of the Nasdaq National Market or such other market as may be the principal market on which the Company's Common Stock is sold, or any other manner reasonably requested by the Investor, including privately-negotiated transactions;

                         (b) use commercially reasonable efforts, subject to
receipt of necessary information from the Investor after prompt request from the Company to the Investor to provide such information, to cause the Registration Statement to become effective as soon as practicable after the Registration Statement is filed by the Company;

                         (c) use commercially reasonable efforts to prepare and
file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding the earlier of (i) the second anniversary of the Closing Date, or (ii) such time as all Shares purchased by such Investor have been sold pursuant to the Registration Statement;

                         (d) furnish to the Investor such number of copies of
the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                         (e) file documents required of the Company for normal
blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                         (f) bear all expenses in connection with the procedures
in paragraph (a) through (e) of this Section 9.1 and the registration of the Shares pursuant to the Registration Statement; and

                         (g) advise the Investor, promptly after it shall
receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         The Company understands that the Investor disclaims being an underwriter, but the Investor's being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

                  9.2. Transfer of Shares After Registration; Suspension.


                         (a) The Investor agrees that it will not effect any
disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 9.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                         (b) Except in the event that paragraph (c) below
applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to this Section 9.2(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in this Section 9.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to this Section 9.2(b)(i) when the amendment has become effective).

                         (c) Subject to paragraph (d) below, in the event (i) of
any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 9.2(c).

                         (d) Notwithstanding the foregoing paragraphs of this
Section 9.2, the Investor shall not be prohibited from selling the Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than thirty days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of the Shares under the Registration Statement in reliance on this
Section 9.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                         (e) Provided that a Suspension is not then in effect,
the Investor may sell the Shares under the Registration Statement; provided, however, that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

                         (f) In the event of a sale of the Shares by the
Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit B so that the Shares may be properly transferred. Assuming timely delivery to the Company's transfer agent of one or more stock certificates representing the Shares in proper form for transfer and assuming compliance by the Investor with the terms of this Agreement, the Company's transfer agent will issue and make appropriate delivery of one or more stock certificates in the name of the buyer so as to permit timely compliance by the Investor with applicable settlement requirements.

                  9.3. Indemnification.

                         (a) Definitions. For the purpose of this Section 9.3:

                              (i) the term "Selling Stockholder" shall include
the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act, including any officer, director, trustee or Affiliate of such Investor;

                              (ii) the term "Registration Statement" shall
include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

                              (iii) the term "untrue statement" shall include
any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (b) Indemnification by the Company. The Company agrees
to indemnify and hold harmless the Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of the Selling Stockholder to comply with its covenants and agreements contained in Section 9.2 hereof respecting the sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor; provided however, that the Selling Stockholder shall be entitled to be indemnified in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten (10) days before the sale or sales from which such loss occurred. The Company shall reimburse the Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

                         (c) Indemnification by the Investor. The Investor
agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 9.2 hereof respecting the sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor's obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares; and further provided however, that the Selling Stockholder shall have no obligation to indemnify the Company in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten (10) days before the sale or sales from which such loss occurred.

                         (d) Notice of Claims, Etc. Promptly after receipt by
any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section
9.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 9.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                         (e) Contribution. If the indemnification provided for
in this Section 9.3 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other selling stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other selling stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation (even if the Investor and other selling stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph
(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (e), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  9.4. Lockup Agreement. The Investor agrees, for a period of two years following the Closing, and if the Investor then beneficially owns at least 3% of the outstanding Common Stock of the Company (adjusted as hereinafter provided), in connection with any primary underwritten registration of the Company's securities (other than registrations on Forms S-4 or S-8 or comparable forms), upon the request of the underwriters managing the offering, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of such underwriters during the seven days prior to and during the 90-day period beginning on the effective date of such registration as the underwriters may specify; provided that all of the following similarly agree: (a) all officers of the Company, (b) all directors of the Company, and (c) all holders of more than one percent of the outstanding capital stock of the Company who either (i) purchased such stock from the Company in connection with entering into a collaborative arrangement or (ii) purchased such stock from the Company in a private placement subsequent to the date of this Agreement. The 3% threshold shall be appropriately adjusted to reflect any stock repurchase, or similar transaction, by the Company which shall have the effect of reducing the number of outstanding shares of the Company's Common Stock.

         10. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor, made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information and requirements.

         11. Additional Covenant.

                  11.1. The Investor agrees that for a period beginning on the date of this Agreement and ending on the earlier of (a) the occurrence of a Strategic Event (as defined in Section 11.2), or (b) three years from the date of this Agreement, without the prior written consent of the Company, neither the Investor nor any Affiliate of the Investor (regardless of whether such person or entity is an Affiliate on the date of this Agreement) will (i) acquire, offer to acquire, or agree to acquire, directly, or indi-rectly through Affiliates or through a Group (as defined in Section 11.3), by purchase or otherwise, any Voting Securities or rights or options to acquire any Voting Securities, if such acquisition would result in aggregate voting power in the election of directors of the Company of all Voting Securities then owned by the Investor, together with any Affiliate of the Investor or any Group in which the Investor or any Affiliate of the Investor shall then be participating, of greater than 4.95% of such total combined voting power of all Voting Securities then outstanding, or (ii) make, or in any way participate, directly or indirectly through Affiliates or through membership in a Group, in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act) any Voting Securities.

                  11.2. The term "Strategic Event" as used in Section 11.1 shall mean any of the following events:

                         (a) commencement by a Third Party (as defined in
Section 11.4) of a tender offer or exchange offer for a majority of the outstanding Voting Securities;

                         (b) filing by a Third Party with the SEC of a proxy
statement for use in connection with the solicitation of proxies in opposition to management's slate of candidates for election to the Company's board of directors;

                         (c) filing by a Third Party with the SEC of a Schedule
13D under the Exchange Act, if such Third Party has acquired or holds the securities of the Company with a purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having that purpose or effect; or

                         (d) public announcement by the Company of an agreement
with a Third Party to merge or consolidate the Company with a Third Party in a transaction that would result in an aggregate change in the ownership or control of more than 50% of the Voting Securities, or the sale of all or substantially all of the Company's assets to a Third Party.

                  11.3. The term "Group" shall mean two or more persons (other than Genentech or any Affiliate of Genentech) who agree to act together for the purpose of acquiring, holding, voting or disposing of Voting Securities.

                  11.4. The term "Third Party" shall mean a Person other than:

                         (a) the Company or any Affiliate of the Company as of
the date of this Agreement;

                         (b) the Investor or any Affiliate of the Investor; and

                         (c) Genentech or any company controlled by Genentech.

                  11.5. In the event a Strategic Event occurs and the Company has knowledge of it, the Company shall provide the Investor with written notice of such Strategic Event within three Business Days of its occurrence (or within three Business Days of the Company's awareness of its occurrence, whichever is later). For purposes of this Section 11.5, "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

         12. Termination. Either party may terminate this Agreement, upon ten days' prior written notice to the other party if the FTC does not approve the transactions contemplated by this Agreement and the Collaboration Agreements under the Hart-Scott-Rodino Act or if all applicable waiting periods, requests for information (and any extensions thereof) under the Hart-Scott-Rodino Act have not expired or otherwise been terminated by June 1, 2001, in which case this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Roche.

         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,
(iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                         (a) if to the Company, to:

                                    Robert L. Van Nostrand
                                    Vice President and Chief Financial Officer
                                    OSI Pharmaceuticals, Inc.
                                    106 Charles Lindbergh Boulevard
                                    Uniondale, NY 11553
                                    Telecopy:  (516) 222-0964

                                    with a copy to:

                                    Spencer W. Franck, Jr., Esquire
                                    Saul Ewing LLP
                                    Centre Square West
                                    1500 Market Street, 38th Floor
                                    Philadelphia, PA 19102
                                    Phone:  (215) 972-1955
                                    Telecopy:  (215) 972-1938

                         (b)        if to the Investor:

                                    Marcel Kohler
                                    Roche Holdings, Inc.
                                    One Commerce Centre
                                    Suite 1050
                                    Wilmington, DE  19801
                                    Phone:  302-425-4701
                                    Telecopy:  302-425-4713

                                    with a copy to:

                                    General Counsel
                                    Roche Holdings, Inc.
                                    340 Kingsland Street
                                    Nutley, NJ 07110
                                    Phone:  973-235-2165
                                    Telecopy:  973-235-3500

         14. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

         15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         16. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         17. Successors and Assigns. This Agreement may be assigned by the Investor at any time following the Closing. Without the prior written consent of the Investor, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         18. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

         19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


                            [Signatures on next page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          OSI PHARMACEUTICALS, INC.

                          By:      /s/ COLIN GODDARD
                                   ------------------------------------

                          Title:   Chairman and CEO
                                   ---------------------------------------



                          ROCHE HOLDINGS, INC.


                          By:      /s/ MARCEL F. KOHLER
                                   ------------------------------------

                          Print Name:  Marcel F. Kohler
                                       -----------------------------------

                          Title:  Vice President-Controller & Secretary
                                  ---------------------------------------------

                          Address:  One Commerce Centre, Suite 1050,
                                    -------------------------------------------
                                      Wilmington, Delaware  19801
                                      -----------------------------------------

                          Tax ID No.:  51-0304944
                                       ----------------------------------------

                          Contact name:  Marcel F. Kohler
                                         -------------------------------------

                          Telephone:  302-425-4701
                                      -----------------------------------------

                          Name in which shares should registered (if different):

                         ----------------------------------------------------

                                    EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL

         The opinion shall include the following matters:

         1. Organization. The Company and each of its subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted. Each of the Company and its subsidiaries is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect. To such counsel's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         2. Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (a) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (b) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and (c) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares have been duly authorized, and duly and validly issued, fully paid and nonassessable and free and clear of all encumbrances and restrictions on transfer, except for restrictions on transfer imposed by the Agreement or by applicable federal or state securities laws.

         3. Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Shares to be sold by the Company under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (x) the charter, by-laws or other organizational documents of the Company or any subsidiary or, (y) to such counsel's knowledge, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound, or
(ii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, or (b) to such counsel's knowledge, result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any subsidiary is subject. To such counsel's knowledge, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other Person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Shares, other than such as have been made or obtained, and except for any securities filings or notifications required to be made after the Closing under federal or state securities laws.

         4. Authorized Capitalization. The authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, $.01 par value. None of the shares of Preferred Stock are issued and outstanding.

         5. Securities Act. Assuming the accuracy of the representations and warranties made by the Investor in the Agreement, the offer and sale of the Shares to the Investor is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

         6. Legal Proceedings. To such counsel's knowledge, there is no material legal or governmental proceeding pending or threatened to which the Company or any subsidiary is or may be a party or of which the business or property of the Company or any subsidiary is subject.

         7. Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and, to such counsel's knowledge, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor, to such counsel's knowledge, has the Company received any notification that the SEC or the NASD is contemplating terminating such registration or listing.


                                      A-2
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                                    EXHIBIT B

                         CERTIFICATE OF SUBSEQUENT SALE

Bank of New York
101 Barclay Street
New York, NY  10286

         RE: Sale of Shares of Common Stock of OSI Pharmaceuticals, Inc. (the "Company") pursuant to the Company's Prospectus dated _____________, ____ (the "Prospectus")

Dear Sir/Madam:

         The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):____________________________________

Record Holder (e.g., if held in name of nominee):______________________________

Restricted Stock Certificate No.(s):____________________________________

Number of Shares Sold:________________________________________

Date of Sale:_________________________________________________


         In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                                Very truly yours,


Dated:  _____________________                   By:____________________________

                                                Print Name:____________________

                                                Title: ________________________


cc:      Mr. Robert L. Van Nostrand
         Vice President and Chief Financial Officer
         OSI Pharmaceuticals, Inc.
         106 Charles Lindbergh Boulevard
         Uniondale, NY 11553

                                      B-1